PROMISSORY NOTE




February 26, 1998

$2,334,764.13

Minneapolis, Minnesota




FOR VALUE RECEIVED, the undersigned, SHELDAHL, INC., a corporation organized and existing under the laws of the State of Minnesota (the "Borrower"), agrees and promises to pay to the order of RELATIONAL FUNDING CORPORATION, its endorsees, successors and assigns (the "Holder"), in lawful money of the United States at its principal office at 3701 Algonquin Road, Suite 450, Rolling Meadows, Illinois 60008-3118, or such other place as the Holder may from time to time designate, the principal sum of Two
Million Three Hundred Thirty Four Thousand Seven Hundred Sixty Four
Dollars and Thirteen Cents ($2,334,764.13), in installments, according to the schedule set forth below, together with interest on the unpaid principal balance at the annual rate of 9.69% used in computing the payment schedule below.

Commencing on February 26, 1998 and on the same day of each month thereafter for fifty-nine (59) months, Borrower shall pay this Note in lawful money of the United States in consecutive equal monthly installments of principal and interest in the amount of Forty Eight Thousand Eight Hundred Sixty Dollars ($48,860.00).

On February 25, 2003 ("Maturity Date"), the entire unpaid principal together with all accrued interest shall become due and payable in full.

All payments shall be applied first to interest and then to principal.

In the event that any payment required under this Note is not paid on its due date, the Borrower agrees to pay a late charge at the rate of one and one-half percent (1.5%) of the unpaid payment per month until the date payment is received by the Holder to defray the cost of the Holder incident to collecting such late payment. This late charge shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Holder may have, including the right to declare the entire unpaid principal and interest under this Note immediately due and payable.

Upon ten (10) days advance written notice, this Note may be prepaid in whole at any time prior to the Maturity Date at the prepayment price, expressed as a percentage of the principal balance outstanding, together with interest accrued to the date of prepayment, as follows:

Prepayment Date			                            Prepayment Price

February 26, 1998 through January 25, 1999			      104%
February 26, 1999 through January 25, 2000			      103%
February 26, 2000 through January 25, 2001			      102%
February 26, 2001 through January 25, 2002			      101%
February 26, 2002 through January 25, 2003			      100%

This Note is made pursuant to the laws of the State of Minnesota and pursuant to the provisions of a Loan Agreement (the "Loan Agreement") of even date herewith between the Borrower and the Holder. This Note is subject to the terms of the Loan Agreement. This Note is secured by a first priority security interest in the PC's as defined in the Loan Agreement and in the Security Agreement dated as of February 26, 1998 between the Holder and the Borrower.

If an Event of Default occurs (as defined in the Loan Agreement), the entire unpaid principal balance together with accrued interest thereon shall become immediately due and payable at the option of the Holder hereof. Upon the occurrence of an Event of Default the Borrower agrees to pay the costs of collection including reasonable attorneys' fees. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

Presentment for payment, protest and notice of non-payment are waived. Consent is given to any extension or alteration of the time or terms of payment hereof, any renewal, any release of any or all part of the security given for the payment hereof, any acceptance of additional security of any kind, and any releases of, or resort to any party liable for payment hereof.

Executed as of the date first above written.

SHELDAHL, INC.


By: _________________________

Its: _________________________
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